UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 22, 2006 (December 20, 2006)
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 20, 2006, Cumulus Media Inc. (the “Company”) entered into a Third Amended and Restated Employment agreement with its Chairman, President and Chief Executive Officer, Lewis W. Dickey, Jr. Mr. Dickey, one of the founders of the Company, has served as Chief Executive Officer since June 2000, and currently holds approximately 18.7% of the voting power of the Company’s common stock.
     The agreement has an initial term through May 31, 2013 and is subject to automatic extensions of one-year terms thereafter unless terminated by advance notice by either party in accordance with the terms of the agreement. Mr. Dickey shall receive an initial base salary of $900,000 per year with annual increases of $40,000, subject to further merit increases as the compensation committee of the Company’s board of directors deems appropriate. Mr. Dickey shall also be eligible for an annual bonus of between 75% and 100% of his base salary upon achievement of annual performance goals set by the compensation committee each year.
     The agreement also provides that Mr. Dickey shall be granted 160,000 shares of time-vested restricted Class A common stock of the Company and 160,000 shares of performance restricted Class A common stock in each fiscal year during his employment term. The time-vested restricted shares shall vest in three installments, with one-half vesting on the second anniversary of the date of grant, and one-quarter vesting on each of the third and fourth anniversaries of the date of grant, in each case contingent upon Mr. Dickey’s continued employment with the Company. Vesting of performance restricted shares is dependent upon achievement of compensation committee-approved criteria for the three-year period beginning on January 1 of the fiscal year of the date of grant, in each case contingent upon Mr. Dickey’s continued employment with the Company. Any performance restricted shares that do not vest according to this schedule shall be forfeited. In the event that there is a change in control of the Company, as defined in the agreement, then any issued but unvested portion of the restricted stock grants held by Mr. Dickey shall become immediately and fully vested. In addition, upon such a change in control, the Company shall issue Mr. Dickey an award of 430,000 shares of Class A common stock, such number of shares decreasing by 70,000 shares upon each of the first five anniversaries of the date of the agreement. Mr. Dickey may not transfer, sell, pledge, exchange or assign or otherwise encumber or dispose of restricted shares, except to the Company, until they vest. In addition to the specified grants of restricted stock, Mr. Dickey remains eligible for the grant of stock options or other equity incentives as determined by the compensation committee.
     As an inducement to entering into the agreement, the agreement provides for a signing bonus grant of 650,000 deferred shares of Class A common stock, issuable on the first anniversary of the date of the agreement (or immediately upon a change in control if earlier than such anniversary). The agreement also provides that, should Mr. Dickey resign his employment or the Company terminate his employment, in each case other than under certain permissible circumstances, Mr. Dickey shall pay to the Company, in cash, $6.5 million (such amount decreasing by $1.0 million on each of the first six anniversaries of the date of the agreement). This payment is automatically waived upon a change in control.
     As further inducement, the agreement provides for the repurchase, as of the effective date of the agreement, by the Company of all of Mr. Dickey’s rights and interests in and to (a) options to purchase 500,000 shares of Class A common stock, previously granted to Mr. Dickey at an exercise price per share of $6.4375, options to purchase 500,000 shares of Class A common stock, previously granted to Mr. Dickey at an exercise price per share of $5.92, an options to purchase 150,000 shares of Class A common stock, previously granted to Mr. Dickey at an exercise price per share of $14.03, for an aggregate purchase price of $6,849,950, and (b) 500,000 shares of Class A common stock, previously awarded to Mr. Dickey as restricted stock, for an aggregate purchase price of $5,275,000, each purchase price paid in a lump-sum cash payment at the time of purchase. The purchase was completed on December 20, 2006.
     Mr. Dickey’s agreement further provides that in the event the Company terminates his employment without “cause,” or if he terminates his employment for “good reason” (as these terms are defined in the agreement), then the Company shall pay an amount equal to two times his annual base salary then in effect, payable in four equal quarterly installments. The registrant shall also pay to Mr. Dickey a lump-sum amount equal to the sum of (A) his earned but unpaid base salary through the date of termination, (B) any earned but unpaid annual bonus for any completed fiscal year, and (C) any unreimbursed business expenses or other amounts due from the Company as of the date of termination. Finally, the Company shall pay to Mr. Dickey, upon the final preparation of the Company’s audited financial statements for the year of termination, a prorated bonus to reflect the partial year of service.
     In the event Mr. Dickey voluntarily terminates his employment for good reason, he shall forfeit all unvested time-vested restricted shares and performance restricted shares. In the event the Company terminates Mr. Dickey’s employment without cause, 50% of any unvested time-vested restricted shares and performance restricted shares shall become immediately and fully vested, and the remaining 50% of any time-vested restricted shares and performance restricted shares shall be forfeited. However, if the Company terminates Mr. Dickey’s employment without cause within six months prior to a change-in-control, then 100% of any issued but unvested restricted shares shall become immediately and fully vested.
     In the event Mr. Dickey is terminated with cause, or if he terminates his employment without good reason, then the Company is only obligated to pay Mr. Dickey for compensation, bonus payments or unreimbursed expenses that were accrued but unpaid through the date of termination or resignation. Further, Mr. Dickey shall forfeit all unvested restricted shares.
     The agreement cancels and supersedes the Company’s prior employment agreement with Mr. Dickey, except with respect to provisions relating to the grant of equity incentives previously granted and with respect to provisions relating to the reduction of Mr. Dickey’s February 2000 loan, each as previously disclosed. Those provisions, which were set forth in the employment agreement entered into by the Company and Mr. Dickey in July 2001 remain in effect according to their original terms and conditions with no changes.

     A copy of the agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Third Amended and Restated Employment agreement, dated December 20, 2006, between Cumulus Media and Lewis W. Dickey, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning Name: Richard S. Denning
Title: Vice President and General Counsel
Date: December 22, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amended and Restated Employment agreement, dated December 20, 2006, between Cumulus Media and Lewis W. Dickey, Jr.